UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2008

PRO-FAC COOPERATIVE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-20539	16-6036816
(Commission File Number)	(IRS Employer Identification No.)

590 Willow Brook Office Park, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

(585) 218-4210
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.           Entry into a Material Definitive Agreement

     On April 14, 2008 Pro-Fac Cooperative, Inc. (“Pro-Fac”) received the counterpart signature from Bay Valley Foods, LLC to a settlement agreement and release dated March 18, 2008. The settlement and release agreement provides for Bay Valley Foods’ one time, lump sum payment of $1,380,625 to Pro-Fac in consideration for a reduction in the volume of cucumbers to be purchased by Bay Valley Foods for the 2008 and 2009 growing seasons under the Bay Valley Foods raw product supply agreement with Pro-Fac. Pro-Fac received the lump sum payment on April 11, 2008. Pro-Fac member-growers affected by the reduction in the quantity of cucumbers will be entitled to payment of a portion of the aggregate consideration, which payment will include a partial redemption of such a member-grower’s common stock upon Pro-Fac’s receipt of an executed release agreement from the member-grower.

     The summary of terms and conditions of the settlement agreement and release set forth above is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.           Financial Statements and Exhibits.

     (d)       Exhibits.

               10.1      Settlement Agreement and Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-FAC COOPERATIVE, INC.

April 18, 2008	By: /s/ Stephen R. Wright
Stephen R. Wright, Chief Executive Officer,
Chief Financial Officer, General Manager and
Secretary
(Principal Executive Officer and Principal
Financial Officer)